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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:
Gregory A. Marsh                        Michelle D. Getty
Vice President & CFO                    Investor Relations
AmeriPath, Inc.                         AmeriPath, Inc.
561-712-6211                            561-712-6260
                                        E-mail:  invrel@ameripath.com

                   AMERIPATH, INC. COMMENTS ON TRAGIC EVENTS

Riviera Beach, FL, September 21, 2001 - AmeriPath, Inc. (Nasdaq:PATH), the largest physician and laboratory company focused on providing anatomic pathology, cancer diagnostic, genomics, and healthcare information services, today announced that as a result of the tragic events that occurred in New York City, Washington, D.C., and near Pittsburgh, Pennsylvania on September 11th, the Company expects net revenue to be negatively impacted resulting in an EPS shortfall for the third quarter and the year of approximately $.02 to $.04 per share from our previous guidance.

AmeriPath's Chairman and Chief Executive Officer, James C. New, commented, "We have all been touched in some way by this terrible tragedy, and on behalf of the Company, extend our deepest condolences to the people whose lives have been affected by these atrocious events. The Company is actively participating in fund raising and relief activities."

Mr. New further commented, "Due to the temporary disruption in general transportation, both land and air, combined with a significant disruption to our New York City area business for a few days, we expect revenues will be $1.5 million to $2.5 million short of target for the third quarter and the year. We believe these are one-time revenue losses as our overall company volume has now recovered to normal levels. We continue to be optimistic for the balance of 2001 and 2002 as our long-term strategic plans are producing solid results."

The statements contained in this press release include "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements - which are sometimes identified by words such as "may", "should", "believe'', "expect'', "anticipate'', "estimate" and similar expressions and which include any financial or operating estimates, forecasts or projections - are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. These risks and uncertainties could cause actual results to differ materially from historical results or from results anticipated by forward-looking statements. These risks and uncertainties include: the extent of success of the Company's operating initiatives and growth strategies; ability to manage growth; access to capital on satisfactory terms; general economic conditions; a possible outbreak of hostilities or war; competition and changes in competitive factors; federal and state healthcare regulation (and compliance); reimbursement rates under government and third party healthcare programs and the payments received under such programs; changes in coding; changes in technology; dependence upon pathologists and customer contracts; the ability to attract, motivate, and retain pathologists; labor and technology costs; marketing and promotional efforts; the availability of pathology practices in appropriate locations that the Company is able to acquire on suitable terms or develop; the successful completion and integration of acquisitions (and achievement of planned or expected synergies); and tax laws. The forward-looking statements in this press release are made as of the date hereof based on management's current beliefs and expectations, and the Company undertakes no obligation to update or revise any such statements, whether as result of new developments, new information or otherwise. Further information regarding risks, uncertainties and other factors that could affect the Company's financial or operating results or that could cause actual results to differ materially from those expected, estimated or anticipated are included in the Company's annual, quarterly, and other reports and filings with the SEC. Past performance is not necessarily indicative of future results.

   Editor's Note: This release is also available at http://www.ameripath.com
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